Exhibit 8.1

2 September 2022

Matter No.834896

Doc Ref: 107658446v2

(852) 2842 9556 / (852) 2842 9580

Christopher.Bickley@conyers.com

Ryan.McConvey@conyers.com

Intchains Group Limited

Cricket Square, Hutchins Drive

P.O. Box 2681, Grand Cayman

KY1-1111, Cayman Islands

Dear Sirs,

Re: Intchains Group Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) relating to the offering by the Company (the “Offering”) of certain American depositary shares (the “ADSs”) representing the class A ordinary shares, par value US$0.000001 per share, of the Company (the “Class A Ordinary Shares”) and certain warrants (“Warrants” together with the Class A Ordinary Shares, the “Securities”) to purchase ADSs representing class A ordinary shares, par value US$0.000001 per share, of the Company (the “Warrant Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and a draft of the prospectus (the “Prospectus”) contained in the Registration Statement. We have also reviewed copies of (1) the memorandum and articles of association of the Company adopted on 28 June 2021 (the “Current M&As”), (2) unanimous written resolutions of the directors of the Company dated 12 July 2022 and 29 August 2022 and unanimous written resolutions of the members of the Company dated 12 July 2022 (collectively, the “Resolutions”), (3) the latest drafts of the amended and restated memorandum and articles of association of the Company proposed to become effective immediately prior to the closing of the Offering (the “Listing M&As” together with the Current M&As, the “M&As”), (4) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 25 August 2022 (the “Certificate Date”), and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended, (e) that the Listing M&As will become effective immediately prior to the closing of the Offering, (f) that the form and terms of the Securities, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement or supplement thereto) in accordance with the terms thereof will not violate the M&As nor any applicable law, regulation, order or decree in the Cayman Islands, (g) that the applicable agreements creating the Securities and any supplement thereto and any other agreement or other document relating to the Securities will be valid and binding in accordance with its terms pursuant to its governing law, (h) that the issuance and sale of and payment for the Securities will be in accordance with the applicable agreement creating the Securities duly approved by the directors of the Company, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto), (i) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto, (j) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (k) that upon the issue of any Class A Ordinary Shares to be sold by the Company or the Warrant Shares on exercise of the Warrants, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (l) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and validly existing as an exempted company with limited liability under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

2.

When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.

When issued and paid for as contemplated by the Registration Statement and the Warrants and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares)

4.

The statements under the caption “Taxation — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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